Exhibit (h)(2)

STRUCTURING FEE AGREEMENT

October [●], 2018

Keefe, Bruyette & Woods, Inc.

RBC Capital Markets, LLC

Oppenheimer & Co. Inc.

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement (the “Underwriting Agreement”), dated as of October [●], 2018, by and among Eagle Point Income Company Inc. (the “Company”), Eagle Point Income Management LLC (the “Investment Adviser”), Eagle Point Administration LLC and Keefe, Bruyette & Woods, Inc. (“KBW”), as representative of the group of underwriters named in Schedule I thereto, with respect to the issue and sale of the Company’s shares of common stock, $0.001 par value per share (the “Common Stock”), in an initial public offering, as described therein (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.          Services; Fee. KBW, RBC Capital Markets, LLC and Oppenheimer & Co. Inc. (collectively, the “Banks”), acting severally and not jointly, have provided and agree to continue to provide advice to the Investment Adviser related to the structure, design and organization of the Company, as well as services related to the sale and distribution of the Common Stock (the “Services”). In consideration of the Services to the Investment Adviser, and subject to and conditioned upon the completion of the Offering, the Investment Adviser shall pay, or cause an affiliate of the Investment Adviser to pay, a structuring fee to the Banks in an aggregate amount equal to [●]% of the gross proceeds received by the Company in connection with the Common Stock sold in the Offering, excluding any shares of Common Stock sold by the Banks to members of the Board of Directors, to the Investment Adviser, to the Investment Adviser’s affiliates, to employees of the Investment Adviser and its affiliates and to the persons that will be listed on Schedule A to this Agreement (the “Fee”) in connection with the sale of up to [●] shares of Common Stock. Each Bank shall receive the percentage of the Fee set forth on Schedule B to this Agreement opposite the name of such Bank. The Fee shall be paid on or before October [●], 2018 or as otherwise agreed to by both parties.

2.          Indemnification. The Investment Adviser agrees to the indemnification, contribution, limitation of liability and other agreements set forth in the Indemnification Agreement by and among the Banks and the Investment Adviser attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

3.          Confidential Advice. Except to the extent legally required (after consultation with, and, in the case of the Banks’ advice, approval (not to be unreasonably withheld) as to form and substance by the Banks and its counsel), none of (i) the names of the Banks, (ii) any advice rendered by the Banks to the Investment Adviser, or (iii) the terms of this Agreement or any communication from the Banks in connection with the services performed by the Banks pursuant to this Agreement will be quoted or referred to orally or in writing, or in the case of (ii) and (iii), reproduced or disseminated, by the Investment Adviser or any of its affiliates or any of their agents, without the Banks’ prior written consent, which consent will not be unreasonably withheld in the case of clauses (i) and (iii) (but not (ii)); provided, however, that the Investment Adviser or any of its affiliates or agents shall be permitted to quote or refer to the items described in clauses (i) through (iii) in connection with communications with any of it members, partners, directors, managers, employees, affiliates and representatives (including, without limitation, auditors and attorneys), provided such recipients are informed of the confidentiality provisions of this Agreement and agree (which may be oral agreement) to comply therewith. The Banks acknowledge that they have consented to all references to the Banks set forth in the Registration Statement, Prospectus, Time of Sale Prospectus and all other materials and communications used in connection with the Offering prior to the date hereof.

4.          Termination. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in paragraph 1 hereof, or upon the termination of the Underwriting Agreement without the Common Stock having been delivered and paid for. If the Underwriting Agreement is terminated without the Common Stock having been delivered and paid for, no fee shall be due hereunder and the Banks shall be entitled solely to payment and reimbursement in connection with the Offering in accordance with the terms of the Underwriting Agreement.

5.          Information. The Investment Adviser recognizes and confirms that the Banks (a) have used and relied primarily on the information provided by the Investment Adviser and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) have not assumed responsibility for the accuracy, completeness or reasonableness of such information and (c) have not made an appraisal of any assets or liabilities (contingent or otherwise) of the Company.

6.          Not an Investment Adviser; No Fiduciary Duty. The Investment Adviser acknowledges that the Banks are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Company’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of the Banks, and the Banks are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Investment Adviser hereby acknowledges that each Bank’s engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the Investment Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether the Banks have advised or are currently advising the Investment Adviser on related or other matters). The Investment Adviser’s engagement of the Banks is not intended to confer rights upon any person (including the Company or any holders of the Common Stock, employees or creditors of the Investment Adviser or the Company) not a party hereto as against the Banks or their affiliates, or their respective directors, officers, employees or agents, successors or assigns.

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7.          Not Exclusive. Nothing herein shall be construed as prohibiting the Banks or their affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers).

8.          Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

9.          Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

10.         Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement together with the Indemnification Agreement constitutes the final and entire agreement and understanding between the parties to this Agreement relative to the subject matter of this Agreement and supersedes all prior agreements and understandings (whether written or oral) between such parties concerning the subject matter of this Agreement.

11.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart hereof.

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This Agreement shall be effective as of the date first written above.

Very truly yours,

EAGLE POINT INCOME MANAGEMENT LLC

By:
Name:
Title:

Agreed and Accepted:

KEEFE, BRUYETTE & WOODS, INC.

By:
Name:
Title:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

OPPENHEIMER & CO. INC.

By:
Name:
Title:

(Signature Page to Structuring Fee Agreement)

SCHEDULE A

[●]

SCHEDULE B

[●]

INDEMNIFICATION AGREEMENT

October [●], 2018

Keefe, Bruyette & Woods, Inc.

RBC Capital Markets, LLC

Oppenheimer & Co. Inc.

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

In connection with the engagement of Keefe, Bruyette & Woods, Inc., RBC Capital Markets, LLC and Oppenheimer & Co. Inc. (the “Banks”) to assist the undersigned, Eagle Point Income Management LLC (the “Investment Adviser”) with respect to the matters set forth in the Structuring Fee Agreement dated October [●], 2018, by and among the Investment Adviser and the Banks (the “Fee Agreement”), in the event that the Banks, any of their affiliates, each other person, if any, controlling the Banks or any of their affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (the Banks and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Fee Agreement, including, without limitation, related services and activities prior to the date of the Fee Agreement, the Investment Adviser agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties, with respect to the services performed pursuant to and in accordance with the Fee Agreement. The Investment Adviser will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from the Banks’ willful misconduct, bad faith or gross negligence.

In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Fee Agreement, the Investment Adviser will reimburse or cause to be reimbursed such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by such Indemnified Party in connection therewith. The Indemnified Party agrees to repay any and all of the amounts advanced or reimbursed to the indemnifying party if it is finally determined by a court of competent jurisdiction that the Indemnified Party is not entitled to indemnification with respect to such expenses. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Investment Adviser in writing of the commencement thereof; but the failure so to notify the Investment Adviser (i) will not relieve the Investment Adviser from liability under this paragraph to the extent it is not materially prejudiced as a result thereof, and (ii) in any event shall not relieve the Investment Adviser from any liability which it may have otherwise than on account of this Indemnification Agreement. The indemnifying party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay or cause to be paid the incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel has been authorized in writing by the indemnifying party, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the indemnifying party, or that a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the indemnifying party that makes it impossible or inadvisable for counsel to the indemnifying party to conduct the defense of both the indemnifying party and the Indemnified Party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the indemnifying party; provided, that in no event shall the indemnifying party be required to pay fees and expenses for more than one firm of attorneys (in addition to any local counsel) representing Indemnified Parties unless (based on the advice of counsel to the Indemnified Party) the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. To the extent that separate counsel is required in the case of (ii) or (iii), the Indemnified Party agrees to provide written notice to the indemnifying party prior to retaining its own counsel.

No indemnifying party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any Proceeding, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

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If such indemnification were not to be available for any reason, the Investment Adviser agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Investment Adviser, its members and Eagle Point Income Company Inc. (the “Company”), on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Fee Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Investment Adviser, its members and the Company, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. Notwithstanding the provisions of this paragraph, no Indemnified Party shall be entitled to contribution from the Investment Adviser if it is determined that any Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) in respect of the subject matter of such Proceeding and it is determined that neither the Company nor the Investment Adviser was guilty of such fraudulent misrepresentation or that any losses, claims, damages, liabilities (or expenses relating thereto) are determined to have resulted solely from such Indemnified Party’s bad faith, willful misconduct or gross negligence. The Investment Adviser agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Investment Adviser, its members and the Company, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Investment Adviser, its members or the Company, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Banks have been retained to perform services bears to the fees paid to the Banks under the Fee Agreement; provided, that in no event shall the Investment Adviser contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Banks pursuant to the Fee Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Investment Adviser or other conduct by the Investment Adviser (or its employees or other agents), on the one hand, or by the Banks, on the other hand. The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Investment Adviser agrees that no Indemnified Party shall have any liability to the Investment Adviser or any person asserting claims on behalf of or in right of the Investment Adviser with respect to the services performed pursuant to and in accordance with the Fee Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Investment Adviser resulted primarily from the willful misconduct, gross negligence or bad faith of the Banks in performing the services that are the subject of the Fee Agreement.

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THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE FEE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE INVESTMENT ADVISER AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE INVESTMENT ADVISER HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANKS OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE INVESTMENT ADVISER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. THE INVESTMENT ADVISER AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE INVESTMENT ADVISER AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE INVESTMENT ADVISER IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

This Indemnification Agreement together with the Fee Agreement constitutes the final and entire agreement and understanding between the parties to this Indemnification Agreement relative to the subject matter of this Indemnification Agreement and supersedes all prior agreements and understandings (whether written or oral) between such parties concerning the subject matter of this Indemnification Agreement.

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The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Banks’ engagement under the Fee Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

EAGLE POINT INCOME MANAGEMENT LLC

By:
Name:
Title:

Agreed and Accepted:

KEEFE, BRUYETTE & WOODS, INC.

By:
Name:
Title:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

OPPENHEIMER & CO. INC.

By:
Name:
Title:

(Signature Page to Indemnification Agreement – Fee Agreement)